Exhibit 1.1
Underwriting Agreement

CONNECTONE BANCORP, INC.
Shares of Common Stock

UNDERWRITING AGREEMENT

December 14, 2016

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

ConnectOne Bancorp, Inc., a New Jersey corporation (the “Company”), confirms its agreement with each of the underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 1,443,299 shares (the “Initial Shares”) of Common Stock, no par value per share, of the Company (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, in the respective number of Initial Shares set forth opposite the names of each of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 216,495 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-213260) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Company and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $23.15875, the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery

(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 787 Seventh Avenue, 4th Floor, New York, New York 10019, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours’ prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company:

The Company represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose have been initiated or are pending before or threatened by the Commission. No order preventing or suspending the use of the preliminary prospectus or any free writing prospectus has been issued by the Commission.

(b) No forward-looking statement (within the meaning of Section 27A of the Securities Act or Rule 175 under the Securities Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(c) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(d) (i) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Disclosure Package, any free writing prospectus or the Prospectus, when they became effective or were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any further documents filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Disclosure Package, when they become effective or are filed with the Commission, will comply in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (vi) the Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at each Closing Date (as defined in Section 4), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 of the Securities Act.

(f) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be (within the time period specified in Rule 433 under the Securities Act), filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. When taken together with any preliminary prospectus filed prior to the first use of the free writing prospectus, any free writing prospectus did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to, and will not, without your prior consent, prepare, use, authorize, approve or refer to, any free writing prospectus.

(g) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II hereto.

(h) The Company has been duly incorporated, is presently subsisting as a corporation in good standing under the laws of the State of New Jersey, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the general affairs, management, financial position or prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has not elected to be treated as a financial holding company.

(i) ConnectOne Bank (the “Bank”) is duly chartered as a commercial bank in the State of New Jersey and is presently subsisting as a commercial bank in good standing under the laws of the State of New Jersey. The Bank has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. The Bank is the only “significant subsidiary” of the Company (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Company has an authorized capitalization as set forth in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Shares.

(l) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated herein by the Company will not contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or with the giving of notice or lapse of time would cause the Company to be in default under) (i) any provision of applicable law, (ii) the Certificate of Incorporation or Bylaws of the Company, in each case, as amended or restated to date, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary and applicable to the Company, except in the case of clauses (i), (iii) and (iv) for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization, filing with or order of, registration or qualification of or with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Shares or the transactions contemplated by this Agreement, except as such have already been obtained under the Securities Act, as such may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and as such will have been obtained prior to the Closing Time.

(o) Neither the Company nor the Bank (i) is in violation of its organizational documents or (ii) is in violation of or in default under (or with the giving of notice or lapse of time would be in default under) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(p) The Bank is not currently prohibited, directly or indirectly, from paying dividends to the Company, from making any other distribution on the Bank’s capital stock, from repaying the Company any loans or advances to the Bank from the Company or from transferring any of the Bank’s property or assets to the Company, except as described in or contemplated by the Disclosure Package and except as prohibited, restricted or limited by applicable banking laws and regulations.

(q) There has not occurred any change, development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, whether or not arising in the ordinary course of business (a “Material Adverse Change”), other than as set forth in the Disclosure Package; and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock of the Company or any of its subsidiaries nor any material increase in the short- or long-term debt of the Company, in each case other than as set forth or contemplated in the Disclosure Package.

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Shares or to consummate the transactions contemplated by the Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement that are not described or filed.

(s) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(t) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) Each of the Company and its subsidiaries has all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to have the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such license, permit, consent, order, approval or other authorization that, if determined adversely to the Company or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(x) Neither the Company nor any of its subsidiaries or affiliates has taken or will take, nor, to the Company’s knowledge, has any director, officer or employee or any agent or representative of the Company or of any of its subsidiaries or affiliates, taken, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of applicable anti-corruption laws; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) (i) Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer or employee or any agent or representative of the Company or of any of its subsidiaries or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions.

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes (including assessments, fines or penalties) required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(bb) Crowe Horwath LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(cc) The financial statements of the Company included in the Registration Statement and the Disclosure Package present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Disclosure Package, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis.

(dd) Except as otherwise described in the Disclosure Package, the Company and each of its subsidiaries maintain a system of internal controls including, but not limited to, internal control over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with the Exchange Act, Securities Act and Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as otherwise described in the Disclosure Package, the Company’s internal control over financial reporting is effective and there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). Except as otherwise described in the Disclosure Package, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Except as otherwise described in the Disclosure Package, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ff) (i) The Company and the Bank are in compliance with all laws and regulations administered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey Department of Banking and Insurance and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect; and (ii) the deposit accounts of the Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(gg) The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Shares, constitute a fair and accurate summary of such terms or provisions, as applicable, in all material respects;

(hh) The Company has not taken, directly or indirectly (except through any Underwriter or any affiliate thereof, as to which no representation is made), any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Shares.

(ii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) Each of the Company and the Bank is in compliance in all material respects with all applicable laws administered by and regulations of the U.S. Department of the Treasury, the Federal Reserve, the FDIC, the New Jersey Department of Banking and Insurance and any other applicable federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Bank is a party to any written agreement, cease and desist or consent order, or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter, formal or informal action, sanction, limitation or restriction nor has the Company or the Bank adopted any board resolutions at the request of, any Bank Regulatory Authority (collectively, “Banking Enforcement Action”) that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have either of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Banking Enforcement Action and there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any report or statement relating to any examinations of the Company of any of its subsidiaries, which in any case specified in the foregoing clauses, to the Company’s or the Bank’s knowledge, is threatened, and with respect to any such case specified in the foregoing clauses, is or would reasonably be expected to be material to, the Company or the Bank. The most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”) is “satisfactory.” Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, since the Bank’s last CRA compliance examination, the Bank has not received any complaints as to CRA compliance and no adverse changes in the Bank’s CRA composite rating or any component thereof is pending, or to the Company’s or the Bank’s knowledge, threatened, that is material to, or would reasonably be expected to be material to, the Company or the Bank.

4. Certain Covenants:

The Company hereby agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(e) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(f) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(g) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the subsidiaries;

(h) to advise the Representative promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(i) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(j) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(k) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(l) to furnish to the Representative, not less than two business days before filing with the Commission, during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(m) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(n) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

(o) to use its best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market (the “Nasdaq”) and to file with the Nasdaq all documents and notices required by the Nasdaq of companies that have securities that are traded and quotations for which are reported by the Nasdaq;

(p) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(q) to refrain, from the date hereof until 90 days after the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus;

(r) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(s) to cause each director and certain officers of the Company to furnish to the Representative, prior to the execution of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period from the date hereof until 90 days after the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters;

(t) if, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(u) that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

5. Payment of Expenses:

The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriters have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) assuming that the Common Stock is approved for quotation on the Nasdaq and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq, (vii) making road show presentations with respect to the offering of the Shares, (viii) the document production charges and expenses associated with printing this Agreement for the Representative and its legal counsel and (ix) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

6. Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time (if applicable) an opinion of Windels Marx Lane & Mittendorf, LLP, counsel for the Company and the subsidiaries, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance satisfactory to Silver, Freedman, Taff & Tiernan LLP, counsel for the Underwriters.

(b) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from Crowe Horwath LLP, letters dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

In the event that the letters referred to above set forth any changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(c) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from the Company’s Chief Financial Officer a certificate dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, with respect to certain financial information of the Company and the subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, in form and substance satisfactory to the Representative.

(d) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve.

(e) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(f) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change or any prospective Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(i) The Shares shall have been approved for inclusion in the Nasdaq Global Select Market, to the extent such approval is required under Nasdaq rules.

(j) The Representative shall have received lock-up agreements from each director and certain officers of the Company, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(k) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein (“Incorporated Document”) has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto and any Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the subsidiaries considered as one enterprise, incurred by the Company or the subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any subsidiary that is material to the Company and the subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(l) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

7. Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If this Agreement is terminated pursuant to this Section 7 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 9. If this Agreement shall be terminated by the Underwriters, or any of them, under Sections 7 or 8 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for its out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

8. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except, in the case of (C), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

(b) If any action is brought against an Underwriter or any controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the paragraph identified by “Stabilization” under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(d), Section 3(f) and this Section 9.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, representations and warranties of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Lisa Schultz; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention Frank S. Sorrentino.

13. Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

CONNECTONE BANCORP, INC.

By:	/s/ Frank Sorrentino III
By: Frank Sorrentino III
Title: Chairman & CEO

Accepted and agreed to as
of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/Lisa Schultz
Title:	Managing Director Co-Head of Capital Markets

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

Number of Initial
Underwriter	Shares to be Purchased
Keefe, Bruyette & Woods, Inc.	938,145
Raymond James & Associates, Inc.	505,154
Total	1,443,299

Schedule II

Issuer Free Writing Prospectuses

Common Equity Offering presentation filed as a free writing prospectus with the Commission on December 13, 2016.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

ConnectOne Bancorp, Inc.
301 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) between ConnectOne Bancorp, Inc., a New Jersey corporation (the “Company”), and Keefe, Bruyette & Woods, Inc., for itself and as representative (the “Representative”) of the several underwriters named therein. As an inducement to the Representative to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, no par value per share (“Common Stock”), pursuant to a Registration Statement on Form S-3, the undersigned hereby agrees that from the date hereof and until 90 days after the date set forth on the final Prospectus (as such term is defined in the Underwriting Agreement) used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not, directly or indirectly, (and will use its reasonable best efforts to cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to any shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, which consent may be withheld in Representative’s sole discretion.

In addition, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (iii) the Company agrees that it will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representative an agreement satisfactory to the Representative certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement. In addition, the foregoing restriction shall not apply to the sale or withholding by the undersigned or the Company on the undersigned’s behalf of shares of Common Stock solely to satisfy the Company’s tax withholding obligation with respect to the undersigned, or otherwise satisfy the undersigned’s tax liability, in connection with any outstanding equity award accruing during the Lock-up Period.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of the Representative (which consent may be withheld in its sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (i) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (ii) place legends or stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

Very truly yours,

Printed Name:
Date: